UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2020

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Torrington Drive Ball Ground, Georgia	30107
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01	GTLS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2020, Chart Industries, Inc. (“Chart”), entered into the Second Amendment (the “Amendment”) to its existing Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) by and among Chart, Chart Industries Luxembourg S.à.r.l., Chart Asia Investment Company Limited, the other foreign borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. A copy of the Amendment is attached hereto as Exhibit 10.1.

The Amendment, among other things, (i) reduces the LIBO Screen Rate (as defined in the Credit Agreement) floor by half, effectively reducing all interest payable by Chart, and (ii) provides Chart with further flexibility to complete divestitures at its discretion by changing the “catch-all” permitted divestiture basket from a small annual cap to a more substantial life-of the-facility cap. The terms and conditions under the Credit Agreement are otherwise substantially the same as those prior to the Amendment.

The description of the Amendment set forth above is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2020, Chart completed the previously-announced divestiture of its cryobiological products business (the “CryoBio Business”) to Cryoport, Inc. pursuant to a Purchase Agreement (the “Purchase Agreement”), dated August 24, 2020, for a purchase price of $320,000,000 (the “Divestiture”). The Divestiture was structured as the sale of a combination of equity interests and assets primarily related to the CryoBio Business (and the transfer of certain liabilities in connection therewith) by a variety of Chart’s subsidiaries.

The Purchase Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Chart on August 25, 2020 and is, along with the description of the same contained in Item 1.01 of such Current Report on Form 8-K, incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 1, 2020, Chart issued a press release announcing the completion of the Divestiture. A copy of Chart’s press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

On October 1, 2020, Chart posted a slide presentation on its investor relations website. A copy of Chart’s presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

All information in the press release and the slide presentation is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Chart specifically incorporates it by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2, dated as of September 28, 2020, to the Fourth Amended and Restated Credit Agreement, by and among Chart Industries, Inc., Chart Industries Luxembourg S.à.r.l., Chart Asia Investment Company Limited, the other foreign borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A.

99.1	Press release issued by Chart, dated October 1, 2020, announcing the completion of the divestiture of its CryoBio Business.

99.2	Investor Presentation posted by Chart, dated October 1, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

Date: October 1, 2020
	By:	/s/ Jillian C. Evanko
	Name:	Jillian C. Evanko
	Title:	President and Chief Executive Officer